Exhibit 5.1

                                      Ford

Ford Motor Company                                     One American Road
                                                       P.O. Box 1899
                                                       Dearborn, Michigan 48126


                                                       March 11, 2005

Ford Motor Company
One American Road
Dearborn, Michigan  48126

Ladies and Gentlemen:

     This  will  refer  to  the   Registration   Statement   on  Form  S-8  (the
"Registration Statement") that is being filed by Ford Motor Company (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), with respect to the obligations of the Company under the Company's Deferred Compensation Plan (the "Plan") to pay in the future the value of the deferred compensation  accounts,  as  defined  in  the  Plan,  adjusted  to  reflect  the performance, whether positive or negative, of the selected measurement investment options during the deferral period, in accordance with the terms of the Plan (the "Obligations").

     As an Assistant Secretary and Managing Counsel of the Company, I am familiar with the Restated Certificate of Incorporation and the By-Laws of the Company and with its affairs, including the actions taken by the Company in connection with the Plan. I also have examined such other documents and instruments and have made such further investigation as I have deemed necessary or appropriate in connection with this opinion.

     Based upon the foregoing, it is my opinion that:

     (1) The Company is duly incorporated and validly existing as a corporation under the laws of the State of Delaware.

     (2) All necessary corporate proceedings have been taken to authorize the issuance of the Obligations being registered under the Registration Statement, and all such Obligations issued in accordance with the Plan will be legally issued, fully paid and non-assessable when the Registration Statement shall have become effective and the Company shall have received therefore the consideration provided in the Plan.

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                                      -2-

     I hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission issued thereunder.


                                         Very truly yours,

                                         /s/Kathryn S. Lamping
                                         ---------------------
                                         Kathryn S. Lamping
                                         Assistant Secretary
                                          and Managing Counsel